                                                                 EXHIBIT 10.54

                        THIRD AMENDATORY AGREEMENT TO
            REVOLVING LOAN, TERM LOAN AND SECURITY AGREEMENT
            ------------------------------------------------


      THIS AGREEMENT made this 20th day of July, 1995, by and between WRIGHT MACHINE CORPORATION, a Delaware corporation with its chief executive office and principal place of business at 69 Armory Street, Worcester, Massachusetts 01603 (hereinafter referred to as the "BORROWER") and SHAWMUT BANK CONNECTICUT, N.A., a national banking association with an office at 777 Main Street, Hartford, Connecticut 06115 (hereinafter referred to as the "LENDER").

                          W I T N E S S E T H:
                          -------------------


      WHEREAS, the Borrower and the Lender have entered into a Revolving Loan, Term Loan and Security Agreement dated February 7, 1990 (the "LOAN AGREEMENT"); and

      WHEREAS, the Borrower and the Lender entered into a certain
Forbearance Agreement which was amended on numerous occasions; and

      WHEREAS, the Borrower and the Lender amended the Loan Agreement on October 11, 1991 and on October 10, 1992 and by the Forbearance Agreement and all amendments thereto; and

      WHEREAS, said Forbearance Agreement as amended has been terminated;
and

      WHEREAS, the Borrower and the Lender desire to further amend the Loan Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, the Borrower and the Lender hereby agree as follows:

      1. Section 2.1 of the Loan Agreement is deleted in its entirety and the following is substituted in its place:

      "2.1  Revolving Loan.  The Lender may loan to the Borrower, at its
            --------------
discretion, and the Borrower may borrow from the Lender, from time to time (the "Revolving Loan"), up to that amount (hereinafter referred to as the "BORROWING BASE" which is the lesser of:

                  a.    The sum of:

                        (i)   EIGHTY PERCENT (80%) of the Borrower's
                              Eligible Receivables; PLUS

                        (ii)  FORTY PERCENT (40%) of the Borrower's
                              Eligible Inventory, but in any event not to exceed THREE HUNDRED THOUSAND DOLLARS ($300,000); MINUS

                        (iii) A reserve of ONE HUNDRED THOUSAND DOLLARS
                              ($100,000); OR

                  b.  ONE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS
                        ($1,150,000).

                  Nothing herein shall be construed to require the Lender to lend up to the Borrowing Base, and nothing shall prohibit the Lender from lending in excess of the Borrowing Base, all loans to be at the reasonable discretion of the Lender."

      2. The first sentence of Section 2.3 of the Loan Agreement is modified to read as follows:

      "The Revolving Loan shall be payable upon demand without requiring the Lender first to resort to any other right, remedy or security, but if not sooner demanded, shall be payable on July 1, 1996."

      3. Section 2.4 of the Loan Agreement is deleted in its entirety and the following is substituted in its place:

      "2.4  INTEREST ON THE REVOLVING LOAN.  Interest on the Revolving
Loan will be payable monthly in arrears on the first business day of each month, commencing on the first business day of the month subsequent to the date of this Loan Agreement, and will be charged to the Borrower upon any and all balances due to the Lender at that rate which is four (4.0) points in excess of the Base Rate, said interest to be computed based upon a 360-day per year basis for the actual number of days elapsed. In the event the Base Rate prevailing on the Effective Date is subsequently increased or decreased, then, as of the date of such increase or decrease, an increase or decrease will be made in the rate of interest which will be charged to the Borrower, so that the interest rate shall at all times be four (4.0) points in excess of the Base Rate; provided, however, that at no time shall said interest rate be more than the rate of interest permitted by the law governing this Loan Agreement. "BASE RATE" is herein defined to mean the interest rate announced from time to time by the Lender as its base rate. The Base Rate is not necessarily the lowest rate available. On the date hereof the Base Rate is 8.75%. The Borrower agrees to pay the Lender a late charge fee equal to five percent (5.0%) of any payment due to the Lender which is not received before the expiration of ten (10) days after the payment is due. It is further agreed that upon an Event of Default and at any time thereafter, the Borrower shall pay interest to the Lender at the variable rate set forth herein plus four (4.0) points (the "DEFAULT RATE") until the Obligations are paid in full.

  Notwithstanding the foregoing, the Default Rate shall not be effective until fifteen (15) days after the occurrence of an Event of Default. In the event said Event of Default is cured during that time period, the Default Rate will not be effective. Nothing herein will affect the Lender's exercise of other remedies upon any such Event of Default."

      4. Section 2.9 of the Loan Agreement is deleted in its entirety and the following is substituted in its place:

      "2.9  Termination Date.  Unless prior demand has been made on any
            ----------------
demand Obligation, this Loan Agreement shall terminate on July 1, 1996 (the "TERMINATION DATE"). Notwithstanding the foregoing, should either the Lender or the Borrower become adjudicated insolvent or go out of business, the other party shall have the right to terminate at any time without notice. Upon the Termination Date, all Obligations, whether or not incurred under this Loan Agreement or any Supplemental Agreement or otherwise, shall become immediately due and payable without notice or demand. Notwithstanding termination, until all Obligations have been fully satisfied, the Lender shall retain its security interest in all existing Collateral and that arising thereafter; the Borrower shall continue to assign Receivables to the Lender and turn over all collections to the Lender; and, except for those specific covenants and conditions dealing with the making of advances, all terms and conditions of all agreements between the Borrower and the Lender shall remain in full force and effect."

      5. Section 2.10 of the Loan Agreement is supplemented by the following:

      "All references to the Term Note shall mean the Term Note as modified by the Note and Mortgage Modification Agreement annexed hereto as EXHIBIT F."

      6. Section 2.11 of the Loan Agreement is supplemented by the following:

      "All references to the Term Note shall mean the Term Note as modified by the Note and Mortgage Modification Agreement annexed hereto as EXHIBIT F."


      7. The Loan Agreement is hereby supplemented by the addition of the following:

      "6.12  TRANSACTION FEES.  In addition to all other amounts
             ----------------
payable hereunder, subject to possible adjustment as set forth in the next sentence, Borrower shall pay transaction fees of (i) One Thousand Five Hundred Dollars ($1,500.00) per month for the period from July 1, 1995 through September 30, 1995, (ii) Three Thousand Dollars ($3,000.00) per month for the period from October 1, 1995 through December 31, 1995, (iii) Four Thousand Five Hundred Dollars ($4,500.00) per month for the period from January 1, 1996 through March 31, 1996, and (iv) Six Thousand Dollars ($6,000.00) per month for the period from April 1, 1996 through June 30, 1996. If Borrower meets or exceeds its projected net income levels, all as set forth on EXHIBIT E annexed hereto and made a part hereof, for the six (6) months ending December 31, 1995, and continues to meet or exceed projected monthly net income levels thereafter, then the monthly fee will remain at Three Thousand Dollars ($3,000.00) per month. If the Borrower at any time after December 31, 1995 fails to meet or exceed monthly net income projections, then the fee will increase to Four Thousand Five Hundred Dollars ($4,500.00) per month for the next three (3) months and to Six Thousand Dollars ($6,000.00) per month for any months thereafter during which any Obligations from Borrower to Lender remain outstanding. All fees payable pursuant to this Paragraph 6.12 shall be payable on the first day of each month."

      8. The Loan Agreement is hereby supplemented by the addition of the following:

      "6.14  CONFIRMATION OF LOAN BALANCES.  Borrower hereby confirms
             -----------------------------
the loan balance as of July 18, 1995 as follows: Revolving Loan $580,515.58; Term Loan $159,666.88; Mortgage Loan $511,305.56, and that Borrower has no setoffs, defenses, or counterclaims with respect thereto."

      9.    EXHIBIT A annexed hereto is hereby substituted as EXHIBIT A.

      10. Borrower hereby agrees that as of August 4, 1995, all representations, warranties set forth in the Loan Agreement, as amended, shall be true and accurate.

      11. Upon furnishing of all items set forth on SCHEDULE 2 hereof, Lender waives such rights as it may have as a result of any and all Events of Default existing on or prior to the date of this Agreement.

      IN WITNESS WHEREOF, the parties have caused these presents to be signed as of the day and year first above written.

                                          BORROWER:
                                          WRIGHT MACHINE CORPORATION



                                          By /s/ Edward J. Murphy
                                            --------------------------------
                                            EDWARD J. MURPHY
                                            ITS PRESIDENT
                                            DULY AUTHORIZED


                                          LENDER:
                                          SHAWMUT BANK CONNECTICUT, N.A.



                                          By /s/ Nancy G. Walz
                                            --------------------------------
                                            NANCY G. WALZ
                                            ITS ASSISTANT VICE PRESIDENT
                                            DULY AUTHORIZED


      The undersigned hereby acknowledges notice of the foregoing Third Amendatory Agreement to Revolving Loan, Term Loan and Security Agreement and agrees to be bound by all the terms, provisions and conditions thereof.

                                          MEMRY CORPORATION


                                          By /s/ James G. Binch
                                            --------------------------------
                                            JAMES G. BINCH
                                            ITS CHAIRMAN, PRESIDENT &
                                            CHIEF EXECUTIVE OFFICER
                                            DULY AUTHORIZED

EXHIBIT A

                    OTHER TERMS AND CONDITIONS
                    --------------------------


12.   USE OF PROCEEDS.  The proceeds of the Revolving Loan, Term Loan
      ---------------
      and Mortgage Loan shall be and have been used by the Borrower for the acquisition of the assets and properties of Wright Machine Corporation, pursuant to a certain Asset Purchase Agreement, dated as of December 12, 1989, and for working capital.

13.   GUARANTOR.  The payment and performance of the Obligations shall
      ---------
      be unconditionally guaranteed by Memry Corporation, in substantially the form of EXHIBIT D annexed hereto.

14.   MORTGAGE.  As further security for payment and performance of the
      --------
      Obligations, the Borrower will and has delivered to the Lender a valid and enforceable first mortgage on real estate known as 69 Armory Street, Worcester, Massachusetts, said mortgage to be in substantially the form of EXHIBIT F annexed hereto.

15.   LIENS AND ENCUMBRANCES.  The Collateral may be subject to the
      ----------------------
      following liens and encumbrances:

      (a)   None

      NOTE: As to the interests listed above, the listing thereof in this Loan Agreement shall not, in any manner whatsoever, be deemed to be an acknowledgement by the Lender as to the perfection, priority, validity or enforceability thereof.

16.   LOCATION OF COLLATERAL.  The Collateral shall be held at the
      ----------------------
      following locations:

      (a)   69 Armory Street, Worcester, Massachusetts

      The Borrower shall immediately furnish written notification to the Lender of any change or addition of location of any place of the Borrower's business or location at which any assets of the Borrower are located or stored.

17.   TRADE NAMES.  The Borrower presently conducts its business under
      -----------
      the following trade names:

      (a)   Worcester Taper Pin Co.

      The Borrower shall immediately furnish written notification to the Lender of any change of corporate name of the Borrower or the use of any trade name.

18.   ACCOUNTING TERMS.  All accounting terms not specifically defined
      ----------------
      in this Loan Agreement shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

19.   MINIMUM TANGIBLE NET WORTH PLUS SUBORDINATED DEBT REQUIREMENT.
      -------------------------------------------------------------
      At all times the sum of Borrower's tangible net worth and subordinated debt shall be equal to or in excess of the amounts shown on SCHEDULE 1 annexed hereto. For purposes of this paragraph, the term "TANGIBLE NET WORTH" shall mean total assets less total liabilities, excluding from the determination of total assets (i) all assets which would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, (ii) any amounts due to the Borrower from affiliates, employees, officers or stockholders and (iii) increases caused by a write-up of assets of the Borrower. For purposes of this paragraph, "SUBORDINATED DEBT" shall mean that indebtedness which has been subordinated upon terms and conditions satisfactory to the Lender.

20.   CAPITAL EXPENDITURES.  Borrower will not make, directly, or
      --------------------
      indirectly, capital expenditures for the purchase, fabrication, creation or lease of fixed assets, including rental on leased items, in excess of $5,000 per month or $10,000 per quarter.

21.   PURCHASE MONEY SECURITY INTEREST.  Notwithstanding anything to
      --------------------------------
      the contrary contained in this Loan Agreement, the Borrower may grant a purchase money security interest on any equipment hereafter acquired, without the prior consent of the Lender, if:

      (a) the equipment subject to the purchase money security interest is acquired by the Borrower in the ordinary course of business;

      (b) the purchase money security interest on any such equipment is created contemporaneously with such acquisition;

      (c) the obligations secured by the purchase money security interest do not exceed seventy-five percent (75%) of the lesser of cost or fair market value as of the time of acquisition of the equipment covered thereby by the Borrower;

      (d) the purchase money security interest shall attach only to the equipment so acquired;

      (e) the expenditure is permitted under PARAGRAPH 9 of this EXHIBIT A and does not exceed $20,000.00 per annum
            (noncumulative from year to year); and

      (f)   no Event of Default has occurred.

22.   LITIGATION.  In SECTION 4.1(G) there is an affirmative
      ----------
      covenant with respect to litigation or threat thereof. Excluded from said covenant is possible claims in connection with the claim against the Seller which is the subject of a law suit against the Seller and its principal shareholder brought by SFC Value Corp., Case No. 88-6847 CIV in the US District Court, Southern District of Florida, and in a related action, all as fully referenced on SCHEDULE Q of the Asset Purchase Agreement between Seller and Borrower dated December 12, 1989.

23.   CURRENT RATIO.  The ratio of Borrower's current assets to
      -------------
      Borrower's current liabilities shall be as set forth on SCHEDULE 1 annexed hereto.

24.   COMPENSATION.  Compensation paid by Borrower to its
      ------------
      officers, directors, or shareholders (including bonuses) shall not exceed $30,000 per quarter.

25.   EBITDA.  Borrower's earnings before interest, taxes, depreciation
      ------
      and amortization (EBITDA) on a cumulative basis shall not be less than the amount shown on SCHEDULE 1 annexed hereto.

26.   INTEREST COVERAGE RATIO.  The ratio of Borrower's EBITDA to
      -----------------------
      Interest on a cumulative basis shall not be less than the ratio set forth on SCHEDULE 1 annexed hereto. For purposes of this paragraph, "INTEREST" shall mean the interest paid or required to be paid for the period in question.

27.   TOTAL LIABILITIES, ETC.  The ratio of (a) total liabilities minus
      -----------------------
      subordinated debt to (b) the sum of tangible net worth (including subordinated debt) shall not exceed the ratio set forth in SCHEDULE 1
      annexed hereto.                                            ----------